UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): January 6, 2017

___________________

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders (the “Special Meeting”) of Diffusion Pharmaceuticals Inc. (the “Company”) was held on January 6, 2017. A quorum was present at the Special Meeting. Matters submitted to the stockholders and voted upon at the Special Meeting, which are more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 8, 2016 (the “Proxy Statement”), were: (1) to approve the proposed terms of an offering, which contemplates the issuance and sale (the “Offering”) of (i) shares of the Company’s Series A preferred stock, $0.001 par value per share (“Preferred Stock”), each share of Preferred Stock being convertible into a share of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to adjustment, (ii) for each share of Preferred Stock purchased in this Offering, a 5-year warrant to purchase one share of Common Stock (the “Warrants”), and (iii) such number of shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of Warrants, including without limitation shares issuable pursuant to the “make-whole” and anti-dilution provisions of the Preferred Stock, exceeding 19.9% of our outstanding Common Stock (collectively, the “Offering Proposal”); (2) to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized number of shares of preferred stock from 5,000,000 to 30,000,000 (the “Charter Amendment”); and (3) to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Offering Proposal. At the Special Meeting, the Company’s stockholders approved the three proposals, and the final results were as follows:

(1)	Approval of the Offering Proposal:

For	Against	Abstain
6,703,503	23,180	7,563

(2)	Approval of the Charter Amendment:

For	Against	Abstain
6,679,519	34,904	19,823

(3)	Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Offering Proposal:

For	Against	Abstain
6,711,455	22,422	369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017	DIFFUSION PHARMACEUTICALS INC.

By:	/s/ David G. Kalergis
Name:	David G. Kalergis
Title:	Chief Executive Officer